UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) to acquire all of the outstanding capital stock of JT Pharmacy, Inc. D/B/A Central Allen Pharmacy (“CAP”) from its owners, Jonathan Nguyen and Julie Trinh, (the “Sellers”). CAP is a compounding and retail pharmacy located in Allen, Texas and licensed to conduct pharmacy operations in the state of Texas. The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto, and the closing of the transaction contemplated by the Purchase Agreement is subject to issuance of a license to conduct sterile compounding at CAP’s current facility, and the satisfaction of certain customary closing conditions as described therein. Pending the outcome of an inspection by the Texas state board of pharmacy which is scheduled for July 20, 2015 and is occurring for the purpose of potentially granting a license to CAP to conduct sterile compounding, the acquisition is expected to close on or before August 31, 2015, subject to the satisfaction or waiver of all closing conditions, including the Company’s entry into an employment arrangement with one of the Sellers. The Purchase Agreement may be terminated at any time prior to the closing of the acquisition thereunder by, among other things, mutual agreement of the Sellers and the Company or, subject to certain exceptions, by either the Sellers or the Company if the acquisition has not closed on or prior to September 30, 2015.

Under the terms of the Purchase Agreement, the Company is obligated, upon the closing of the acquisition, to pay to the Sellers an aggregate of (i) three-hundred sixty thousand dollars ($360,000) and (ii) a further amount in cash equal to the value of the verified inventory, owned by CAP as of the Closing Date in an amount not to exceed sixty thousand dollars ($60,000).

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements regarding the proposed transaction between the Company and the Sellers. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the transaction; and general regulatory developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, which identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: July 16, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer